Exhibit j (ii) under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information in Post-Effective Amendment Number 88 to the Registration Statement (Form N-1A, No. 2-91090) of Federated Equity Funds, and to the incorporation by reference of our reports dated December 18, 2007 on Federated Kaufmann Fund, Federated Kaufmann Small Cap Fund and Federated Strategic Value Fund (three of the portfolios constituting Federated Equity Funds) included in their Annual Shareholder Reports for the fiscal year ended October 31, 2007.



                                                 /s/ Ernst & Young LLP

Boston, Massachusetts
December 24, 2007